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                                                            EXHIBIT 12
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                    OVERSEAS SHIPHOLDING GROUP, INC.
                   RATIO OF EARNINGS TO FIXED CHARGES
                  For the year ended December 31, 1995
                             (In thousands)
              Presented in connection with Amendment No. 1
    filed on November 9, 1993 to Registration Statement No. 33-50441


Loss before Federal income taxes                            $(13,892)

Adjustments of income related to
  companies owned less than 100%                                (592)

Interest expense                                              66,440

Proportionate share of interest of
  50% - owned companies                                        7,691

Interest component of an operating lease                       2,484

Amortization of capitalized interest                           2,697
                                                            ---------

  Earnings                                                  $ 64,828
                                                            =========

Interest expense                                            $ 66,440

Proportionate share of fixed charges of
  50% - owned companies                                       13,060

Capitalized interest                                          14,811

Interest component of an operating lease                       2,484
                                                            ---------

  Fixed charges                                             $ 96,795
                                                            =========

Deficiency of earnings available to cover fixed charges     $(31,967)
                                                            =========